Exhibit 99.1

SandRidge Energy, Inc. Updates Shareholders on Financial Results for Third Quarter 2014

and First Nine Months of 2014

Reported Adjusted Earnings of $0.07 per Diluted Share and Adjusted EBITDA of $225 Million for the Third Quarter

Restated 2013-2014 Quarterly Financial Results to Incorporate New Accounting Treatment

Will Announce 2015 Capex Plans In February

Fully Undrawn Borrowing Base is $1.2 Billion with Current Facility of $900 Million

Oklahoma City, Oklahoma, January 8, 2015 – SandRidge Energy, Inc. (the “Company”) (NYSE: SD) today announced financial results for the quarter that ended September 30, 2014. The Company also filed restated results for quarterly periods in 2013 and 2014.

Eddie LeBlanc, SandRidge’s Chief Financial Officer and Executive Vice-President, commented, “Today’s release of financial results for the third quarter of 2014 complements our November 2014 operating results press release. As the result of discussions with the SEC, we are now accruing a portion of the annual CO2 under delivery penalty each quarter which we previously recorded at the end of each year. Restated financial statements are included in amended historic quarterly and annual reports we are filing today. Importantly, annual results and cash flows remain unchanged.”

Key Financial Results

Third Quarter

•	Adjusted EBITDA, pro forma for divestitures and net of Noncontrolling Interest, was $225 million in the third quarter of 2014 compared to $160 million in the third quarter of 2013, 41% year-over-year growth.

•	Adjusted operating cash flow of $203 million for third quarter 2014 compared to $227 million in third quarter 2013.

•	Adjusted net income of $43.0 million, or $0.07 per diluted share, for third quarter 2014 compared to adjusted net income of $31.7 million, or $0.06 per diluted share, in third quarter 2013.

Nine Months

•	Adjusted EBITDA, pro forma for divestitures and net of Noncontrolling Interest, was $596 million in the first nine months of 2014 compared to $418 million in the first nine months of 2013, 42% year-over-year growth.

•	Adjusted operating cash flow of $509 million for first nine months of 2014 compared to $569 million in first nine months of 2013. Included in the first nine months of 2014 results is $70 million of cash paid to unwind hedges related to the Gulf of Mexico divestiture.

•	Adjusted net income of $109.2 million, or $0.19 per diluted share, for first nine months of 2014 compared to adjusted net income of $64.9 million, or $0.11 per diluted share, in first nine months of 2013.

Adjusted net income available to common stockholders, pro forma adjusted EBITDA and adjusted operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 7.

As previously discussed in a Form 8-K filed on November 4, 2014, the Company has been in discussions with the Securities and Exchange Commission regarding certain accounting matters. As a result of these discussions, the Company restated its 2013 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. For the three month periods ended, March 31, 2013 and 2014 and June 30, 2013 and 2014, an estimated CO2 under delivery shortfall penalty was recorded in each quarter. The effect of the restatement for 2013 is to transfer a portion of the annual CO2 under delivery shortfall penalty accrual that was previously recorded at year-end to the quarter-end periods within such year. The change in accounting treatment impacts the first, second and third quarters of 2013 by approximately $8 million of net income per quarter, while rendering no change to the 2013 annual net income. The first and second quarters of 2014 are also impacted by approximately $8 million of net income per quarter.

Additionally, the Company also revised the recording of the Century Plant construction contract to account for it under the full cost method of accounting rather than the completed contract method of accounting for the year ended 2012. This resulted in eliminating an equal amount of income and expense from the 2012 Condensed Consolidated Statements of Operations and had no impact on total assets, total liabilities, net income or retained earnings.

These restatements along with our Form 10-Q for the three month period ended September 30, 2014, which also included restated financial information related to the delivery shortfall penalty accrued for the three month period ended September 30, 2013, were filed on January 8, 2015.

James Bennett, SandRidge’s Chief Executive Officer and President, stated, “As highlighted in our November third quarter operations update, we’re expanding our low cost multilateral program and successfully extending our Mid-Continent resource base with Chester and Woodford production. Since the operating update, oil prices have fallen sharply; however, SandRidge is defensively positioned for 2015. We have an enviable hedge position on the vast majority of our liquids production, have no bond maturities until 2020 and at quarter end $1.4 billion of liquidity. Importantly, our Mid-Continent drilling program continues to generate commercial returns, even at current commodity prices. Given the market backdrop, we are high grading our development plans and are already reducing our rig count and capex levels. We anticipate announcing 2015 capital plans and full year guidance in February. Meanwhile, our teams are focused on continued well cost reductions, now further supported by likely lower service costs ahead.”

Operational and Financial Statistics

Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Production
Oil (MBbl)	2,644	3,372	7,927	10,902
NGL (MBbl)	1,109	577	2,500	1,608
Natural gas (MMcf)	21,501	25,788	62,335	78,342
Oil equivalent (MBoe)	7,337	8,247	20,816	25,567
Daily production (MBoed)	79.7	89.6	76.2	93.7

Production — Pro Forma (1)
Oil (MBbl)	2,644	2,278	7,254	6,629
NGL (MBbl)	1,109	453	2,447	1,009
Natural gas (MMcf)	21,501	18,525	58,760	52,921
Oil equivalent (MBoe)	7,337	5,819	19,495	16,458
Daily production (MBoed)	79.7	63.3	71.4	60.3

Average price per unit
Realized oil price per barrel — as reported	$94.60	$105.87	$97.12	$98.39
Realized impact of derivatives per barrel	0.26	(6.21)	(1.27)	1.10

Net realized price per barrel	$94.86	$99.66	$95.85	$99.49

Realized NGL price per barrel — as reported	$35.84	$36.35	$37.84	$34.49
Realized impact of derivatives per barrel	—	—	—	—

Net realized price per barrel	$35.84	$36.35	$37.84	$34.49

Realized natural gas price per Mcf — as reported	$3.24	$3.15	$3.86	$3.36
Realized impact of derivatives per Mcf	0.13	0.30	(0.22)	0.08

Net realized price per Mcf	$3.37	$3.45	$3.64	$3.44

Realized price per Boe — as reported	$49.01	$55.68	$53.08	$54.43

Net realized price per Boe — including impact of derivatives	$49.48	$54.08	$51.95	$55.11

Average cost per Boe
Lease operating (2)	$11.27	$15.11	$12.32	$15.25
Production taxes	1.14	1.07	1.15	0.97
General and administrative
General and administrative, excluding stock-based compensation	$2.77	$4.01	$3.80	$8.35
Stock-based compensation	0.58	0.84	0.76	3.10

Total general and administrative	$3.35	$4.85	$4.56	$11.45
General and administrative — adjusted
General and administrative, excluding stock-based compensation (3)	$2.76	$3.68	$3.44	$4.35
Stock-based compensation (4)	0.55	0.64	0.66	0.96

Total general and administrative — adjusted	$3.31	$4.32	$4.10	$5.31

Depletion (5)	$15.49	$17.72	$15.99	$18.07

Lease operating cost per Boe
Mid-Continent	$7.87	$7.02	$7.76	$7.77

Earnings per share
Earnings (loss) per share applicable to common stockholders
Basic	$0.30	$(0.20)	$(0.11)	$(1.33)
Diluted	0.27	(0.20)	(0.11)	(1.33)

Adjusted net income per share available to common stockholders
Basic	$0.07	$0.04	$0.14	$0.05
Diluted	0.07	0.06	0.19	0.11

Weighted average number of common shares outstanding (in thousands)
Basic	485,458	483,582	485,194	480,209
Diluted (6)	575,912	573,716	578,125	571,354
(1)	Excludes production attributable to Permian properties (sold first quarter 2013) and Gulf of Mexico properties (sold first quarter 2014).
(2)	Expense for three and nine-month periods ended September 30, 2013 has been restated for quarterly accrual of CO2 delivery shortfall penalty.
(3)	Excludes transaction costs, legal settlements, severance and consent solicitation costs totaling $0.1 million and $7.5 million for the three and nine-month periods ended September 30, 2014, respectively. Excludes transaction costs, legal settlements, severance, annual incentive plan adoption effect and consent solicitation costs totaling $2.7 million and $102.2 million for the three and nine-month periods ended September 30, 2013, respectively.
(4)	Excludes $0.2 million and $2.2 million for the three and nine-month periods ended September 30, 2014, respectively, and $1.7 million and $54.7 million for the three and nine-month periods ended September 30, 2013, respectively, for the acceleration of stock awards.
(5)	Includes accretion of asset retirement obligation.
(6)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Capital Expenditures

The table below summarizes the Company’s capital expenditures for the three and nine-month periods ended September 30, 2014 and 2013:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Drilling and production
Mid-Continent	$336,171	$188,374	$743,059	$647,019
Permian Basin	49,314	44,309	155,788	155,903
Gulf of Mexico/Gulf Coast	—	47,708	22,975	161,700

	385,485	280,391	921,822	964,622
Leasehold and seismic
Mid-Continent	47,260	13,526	127,296	52,611
Permian Basin	85	—	624	—
Gulf of Mexico/Gulf Coast	—	723	159	2,072
WTO/Other	2,255	1,370	7,366	3,832

	49,600	15,619	135,445	58,515

Inventory	674	(3,351)	(728)	(14,384)

Total exploration and development	435,759	292,659	1,056,539	1,008,753

Drilling and oil field services	3,603	3,142	10,877	4,657
Midstream	14,045	16,551	25,810	46,883
Other — general	14,422	10,230	27,311	38,159

Total capital expenditures, excluding acquisitions	467,829	322,582	1,120,537	1,098,452

Acquisitions	367	6,925	16,920	15,527

Total capital expenditures	$468,196	$329,507	$1,137,457	$1,113,979

Derivative Contracts

The table below sets forth the Company’s consolidated oil and natural gas price swaps and collars for the years 2015 and 2016 as of January 6, 2015 and includes contracts that have been novated to or the benefits of which have been conveyed to SandRidge sponsored royalty trusts.

	Year Ending
	2015	2016
Oil (MMBbls)
Swap Volume	5.59	1.46
Swap	$92.44	$88.36
Three-way Collar Volume	4.58	2.56
Call Price	$103.48	$100.85
Put Price	$90.28	$90.00
Short Put Price	$76.56	$83.13
Natural Gas (Bcf)
Swap Volume	19.90	—
Swap	$4.51	—
Collar Volume	1.01	—
Collar: High	$8.55	—
Collar: Low	$4.00	—
Natural Gas Basis (Bcf)
Swap Volume	21.9	—
Swap	$(0.27)	—

Selected Balance Sheet Data

The Company’s capital structure at September 30, 2014 and December 31, 2013 is presented below (in thousands):

	September 30, 2014	December 31, 2013
	(in thousands)

Cash and cash equivalents	$590,246	$814,663

Long-term debt (net of current maturities)
Senior Notes
8.75% Senior Notes due 2020, net	445,232	444,736
7.5% Senior Notes due 2021	1,178,598	1,178,922
8.125% Senior Notes due 2022	750,000	750,000
7.5% Senior Notes due 2023, net	821,471	821,249

Total debt	3,195,301	3,194,907
Stockholders’ equity
Preferred stock	8	8
Common stock	483	483
Additional paid-in capital	5,289,124	5,294,551
Treasury stock, at cost	(6,823)	(8,770)
Accumulated deficit	(3,511,498)	(3,460,462)

Total SandRidge Energy, Inc. stockholders’ equity	1,771,294	1,825,810

Noncontrolling interest	1,266,482	1,349,817
Total capitalization	$6,233,077	$6,370,534

During the third quarter of 2014, the Company’s debt, net of cash balances, increased by approximately $330 million as a result of funding the Company’s drilling program. The Company had no amount drawn under its senior credit facility.

Non-GAAP Financial Measures

Adjusted operating cash flow, adjusted EBITDA, pro forma adjusted EBITDA, adjusted net income and adjusted net income attributable to noncontrolling interest are non-GAAP financial measures.

The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities and adjusted for cash (paid) received on financing derivatives. It defines EBITDA as net income (loss) before income tax (benefit) expense, interest expense and depreciation, depletion and amortization and accretion of asset retirement obligations. Adjusted EBITDA, as presented herein, is EBITDA excluding asset impairment, interest income, (gain) loss on derivative contracts net of cash received (paid) on settlement of derivative contracts, (gain) loss on sale of assets, transaction costs, legal settlements, consent solicitation costs, severance, loss on extinguishment of debt and other various non-cash items (including non-cash portion of noncontrolling interest and stock-based compensation). Pro forma adjusted EBITDA, as presented herein, is adjusted EBITDA excluding adjusted EBITDA attributable to properties or subsidiaries sold during the period.

Adjusted operating cash flow and adjusted EBITDA are supplemental financial measures used by the Company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses these measures because adjusted operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow and adjusted EBITDA allow the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the Company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net income, which excludes tax (benefit) expense adjustment, asset impairment, (gain) loss on derivative contracts net of cash received (paid) on settlement of derivative contracts, (gain) loss on sale of assets, transaction costs, legal settlements, consent solicitation costs, loss on extinguishment of debt, severance and other non-cash items from income available (loss applicable) to common stockholders. Management uses this financial measure as an indicator of the Company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for loss applicable to common stockholders.

The supplemental measure of adjusted net income attributable to noncontrolling interest is used by the Company’s management to measure the impact on the Company’s financial results of the ownership by third parties of interests in the Company’s less than wholly-owned consolidated subsidiaries. Adjusted net income attributable to noncontrolling interest excludes the portion of asset impairment, (gain) loss on derivative contracts net of cash (paid) received on settlement of derivative contracts, legal settlement and loss on sale of assets attributable to third-party ownership in less than wholly-owned consolidated subsidiaries from net loss attributable to noncontrolling interest. Adjusted net income attributable to noncontrolling interest is not a measure of financial performance under GAAP and should not be considered a substitute for net income attributable to noncontrolling interest.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, adjusted net income available to common stockholders and adjusted net income attributable to noncontrolling interest.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 (restated)	2014	2013 (restated)
	(in thousands)
Net cash provided by operating activities	$164,892	$210,324	$395,684	$595,007
Add (deduct)
Cash (paid) received on financing derivatives	—	(629)	(44,128)	5,099
Changes in operating assets and liabilities	37,881	17,483	157,615	(31,150)

Adjusted operating cash flow	$202,773	$227,178	$509,171	$568,956

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 (restated)	2014	2013 (restated)
	(in thousands)
Net income (loss)	$157,338	$(81,447)	$(11,892)	$(597,251)

Adjusted for
Income tax (benefit) expense	(1,064)	2,363	(2,131)	7,300
Interest expense (1)	59,893	61,793	184,234	212,436
Depreciation and amortization — other	14,417	15,270	45,350	46,628
Depreciation and depletion — oil and natural gas	112,569	137,639	325,021	434,068
Accretion of asset retirement obligations	1,116	8,472	7,927	28,051

EBITDA	344,269	144,090	548,509	131,232
Asset impairment	54	687	167,966	16,330
Interest income	(110)	(408)	(545)	(1,587)
Stock-based compensation	3,438	5,135	12,010	22,769
(Gain) loss on derivative contracts	(132,575)	132,808	(4,792)	70,051
Cash received (paid) upon settlement of derivative contracts (2)	3,445	(12,496)	(23,382)	18,396
Other non-cash expense (income)	533	(328)	(1,044)	(276)
(Gain) loss on sale of assets (3)	(995)	539	(978)	398,364
Transaction costs	162	589	399	2,218
Legal settlements	—	—	23	1,081
Consent solicitation costs	146	1,516	323	22,335
Effect of Annual Incentive Plan adoption	—	—	—	14,735
Severance	5	2,258	8,927	120,375
Loss on extinguishment of debt	—	—	—	82,005
Non-cash portion of noncontrolling interest (4)	6,594	(30,174)	(58,518)	(132,095)

Adjusted EBITDA	$224,966	$244,216	$648,898	$765,933

Pro forma adjustments
Less EBITDA attributable to
Permian properties sold (2013)	—	—	—	(50,574)
Gulf of Mexico properties sold (2014)	—	(84,427)	(53,376)	(296,946)

Pro forma adjusted EBITDA	$224,966	$159,789	$595,522	$418,413

(1)	Excludes unrealized gains on interest rate swaps of $2.4 million for the nine-month period ended September 30, 2013.
(2)	Excludes amounts paid upon early settlement of derivative contracts.
(3)	Includes loss on the Permian divestiture of approximately $398.9 million for the nine-month period ended September 30, 2013.
(4)	Represents depreciation and depletion, impairment, loss on sale of Permian Properties (2013), (gain) loss on commodity derivative contracts net of cash (paid) received on settlement, legal settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 (restated)	2014	2013 (restated)
	(in thousands)
Net cash provided by operating activities	$164,892	$210,324	$395,684	$595,007
Changes in operating assets and liabilities	37,881	17,483	157,615	(31,150)
Interest expense (1)	59,893	61,793	184,234	212,436
Cash paid on early settlement of derivative contracts	—	—	25,434	29,300
Transaction costs	162	589	399	2,218
Legal settlements	—	—	23	1,081
Consent solicitation costs	146	1,516	323	22,335
Effect of Annual Incentive Plan adoption	—	—	—	14,735
Severance	(168)	598	6,775	65,685
Noncontrolling interest — SDT (2)	(5,670)	(8,841)	(17,361)	(32,109)
Noncontrolling interest — SDR (2)	(9,201)	(15,648)	(32,251)	(52,664)
Noncontrolling interest — PER (2)	(18,697)	(21,908)	(58,635)	(56,751)
Noncontrolling interest — Other (2)	—	31	(4)	36
Other non-cash items	(4,272)	(1,721)	(13,338)	(4,226)

Adjusted EBITDA	$224,966	$244,216	$648,898	$765,933

(1)	Excludes unrealized gains on interest rate swaps of $2.4 million for the nine-month period ended September 30, 2013.
(2)	Excludes depreciation and depletion, impairment, loss on sale of Permian Properties (2013), (gain) loss on commodity derivative contracts net of cash (paid) received on settlement, legal settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Income Available (Loss Applicable) to Common Stockholders to Adjusted Net Income Available

to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 (restated)	2014	2013 (restated)
	(in thousands)
Income available (loss applicable) to common stockholders	$145,957	$(95,328)	$(51,036)	$(638,895)
Tax (benefit) expense adjustment	(1,160)	687	(1,160)	4,702
Asset impairment (1)	54	687	138,093	16,330
(Gain) loss on derivative contracts (1)	(116,719)	112,580	(7,608)	53,403
Cash received (paid) upon settlement of derivative contracts (1)	4,079	(8,695)	(18,501)	18,255
(Gain) loss on sale of assets (1)	(995)	575	(978)	326,660
Transaction costs	162	589	399	2,218
Legal settlements (1)	—	—	23	729
Consent solicitation costs	146	1,516	323	22,335
Effect of Annual Incentive Plan adoption	—	—	—	14,735
Severance	5	2,258	8,927	120,375
Loss on extinguishment of debt	—	—	—	82,005
Other non-cash income	(3)	—	(1,690)	(2,549)
Effect of income taxes	55	2,918	3,235	2,929

Adjusted net income available to common stockholders	31,581	17,787	70,027	23,232
Preferred stock dividends	11,381	13,881	39,144	41,644

Total adjusted net income	$42,962	$31,668	$109,171	$64,876

Weighted average number of common shares outstanding
Basic	485,458	483,582	485,194	480,209
Diluted (2)	575,912	573,716	578,125	571,354
Total adjusted net income
Per share — basic	$0.07	$0.04	$0.14	$0.05

Per share — diluted	$0.07	$0.06	$0.19	$0.11

(1)	Excludes amounts attributable to noncontrolling interests.
(2)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Reconciliation of Net Income Attributable to Noncontrolling Interest to Adjusted Net Income Attributable to Noncontrolling Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Net income attributable to noncontrolling interest	$40,162	$16,191	$49,733	$9,393
Asset impairment	—	—	29,873	—
Loss on sale of assets — Permian	—	(36)	—	71,704
Legal settlement	—	—	—	352
(Gain) loss on derivative contracts	(15,856)	20,228	2,816	16,648
Cash (paid) received on settlement of derivative contracts	(634)	(3,801)	(4,881)	141

Adjusted net income attributable to noncontrolling interest	$23,672	$32,582	$77,541	$98,238

Conference Participation

SandRidge Energy, Inc. will participate in the following upcoming events:

•	January 8, 2015 — Goldman Sachs’ Global Energy Conference; Miami, FL
•	January 14, 2015 — Global Hunter Securities’ Southern California Energy 1x1 Day; Los Angeles, CA
•	March 24, 2015 — Howard Weil Energy Conference; New Orleans, LA

At 8:00 am Central Time on the day of each presentation, the corresponding slides and any webcast information will be accessible on the Investor Relations portion of the Company’s website at www.sandridgeenergy.com. Please check the website for updates regularly as this schedule is subject to change. Also, please note that SandRidge Energy, Inc. intends for its website to be used as a reliable source of information for all future events in which it may participate as well as updated presentations regarding the Company. Slides and webcasts (where applicable) will be archived and available for at least 30 days after each use or presentation.

Fourth Quarter 2014 Earnings Release and Conference Call

February 26, 2015 (Thursday) — Earnings press release after market close

February 27, 2015 (Friday) — Earnings conference call at 8:00 am CST

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 (restated)	2014	2013 (restated)
	(Unaudited)
Revenues
Oil, natural gas and NGL	$359,613	$459,211	$1,104,835	$1,391,510
Drilling and services	21,348	16,149	57,280	49,597
Midstream and marketing	11,922	14,624	44,706	42,854
Construction contract	—	—	—	23,253
Other	1,224	3,619	5,056	11,066

Total revenues	394,107	493,603	1,211,877	1,518,280
Expenses
Production	82,664	124,571	256,473	389,911
Production taxes	8,380	8,816	24,027	24,819
Cost of sales	15,992	13,773	38,942	45,438
Midstream and marketing	11,405	13,224	40,659	39,954
Construction contract	—	—	—	23,253
Depreciation and depletion — oil and natural gas	112,569	137,639	325,021	434,068
Depreciation and amortization — other	14,417	15,270	45,350	46,628
Accretion of asset retirement obligations	1,116	8,472	7,927	28,051
Impairment	54	687	167,966	16,330
General and administrative	24,584	37,714	86,115	172,301
Employee termination benefits	5	2,256	8,927	120,374
(Gain) loss on derivative contracts	(132,575)	132,808	(4,792)	70,051
(Gain) loss on sale of assets	(995)	539	(978)	398,364

Total expenses	137,616	495,769	995,637	1,809,542

Income (loss) from operations	256,491	(2,166)	216,240	(291,262)

Other income (expense)
Interest expense	(59,783)	(61,385)	(183,689)	(208,454)
Loss on extinguishment of debt	—	—	—	(82,005)
Other (expense) income, net	(273)	658	3,159	1,163

Total other expense	(60,056)	(60,727)	(180,530)	(289,296)

Income (loss) before income taxes	196,435	(62,893)	35,710	(580,558)
Income tax (benefit) expense	(1,064)	2,363	(2,131)	7,300

Net income (loss)	197,499	(65,256)	37,841	(587,858)
Less: net income attributable to noncontrolling interest	40,161	16,191	49,733	9,393

Net income (loss) attributable to SandRidge Energy, Inc.	157,338	(81,447)	(11,892)	(597,251)
Preferred stock dividends	11,381	13,881	39,144	41,644

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$145,957	$(95,328)	$(51,036)	$(638,895)

Income (loss) per share
Basic	$0.30	$(0.20)	$(0.11)	$(1.33)

Diluted	$0.27	$(0.20)	$(0.11)	$(1.33)

Weighted average number of common shares outstanding
Basic	485,458	483,582	485,194	480,209

Diluted	575,911	483,582	485,194	480,209

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2014	December 31, 2013 (revised)
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$590,246	$814,663
Accounts receivable, net	330,543	349,218
Derivative contracts	53,919	12,779
Prepaid expenses	6,794	39,253
Other current assets	23,223	25,910

Total current assets	1,004,725	1,241,823
Oil and natural gas properties, using full cost method of accounting
Proved	11,252,074	10,972,816
Unproved	300,224	531,606
Less: accumulated depreciation, depletion and impairment	(6,250,457)	(5,762,969)

	5,301,841	5,741,453

Other property, plant and equipment, net	578,864	566,222
Derivative contracts	15,891	14,126
Other assets	77,068	121,171

Total assets	$6,978,389	$7,684,795

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$652,649	$812,488
Derivative contracts	—	34,267
Asset retirement obligations	—	87,063
Other current liabilities	18,549	—

Total current liabilities	671,198	933,818
Long-term debt	3,195,301	3,194,907
Derivative contracts	—	20,564
Asset retirement obligations	57,696	337,054
Other long-term obligations	16,418	22,825

Total liabilities	3,940,613	4,509,168

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at September 30, 2014 and December 31, 2013; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at September 30, 2014 and December 31, 2013; aggregate liquidation preference of $200,000	2	2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at September 30, 2014 and December 31, 2013; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value, 800,000 shares authorized; 491,262 issued and 490,224 outstanding at September 30, 2014 and 491,609 issued and 490,290 outstanding at December 31, 2013	483	483
Additional paid-in capital	5,292,874	5,298,301
Additional paid-in capital — stockholder receivable	(3,750)	(3,750)
Treasury stock, at cost	(6,823)	(8,770)
Accumulated deficit	(3,511,498)	(3,460,462)

Total SandRidge Energy, Inc. stockholders’ equity	1,771,294	1,825,810
Noncontrolling interest	1,266,482	1,349,817

Total equity	3,037,776	3,175,627

Total liabilities and equity	$6,978,389	$7,684,795

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2014	2013 (restated)
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$37,841	$(587,858)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	370,371	480,696
Accretion of asset retirement obligations	7,927	28,051
Impairment	167,966	16,330
Debt issuance costs amortization	7,045	7,730
Amortization of discount, net of premium, on long-term debt	394	913
Loss on extinguishment of debt	—	82,005
Deferred income tax provision	—	4,702
(Gain) loss on derivative contracts	(4,792)	70,051
Cash paid on settlement of derivative contracts	(48,816)	(17,943)
(Gain) loss on sale of assets	(978)	398,364
Stock-based compensation	15,853	79,317
Other	488	1,499
Changes in operating assets and liabilities	(157,615)	31,150

Net cash provided by operating activities	395,684	595,007

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(1,071,465)	(1,163,539)
Acquisitions of assets	(16,920)	(15,527)
Proceeds from sale of assets	714,294	2,567,355

Net cash (used in) provided by investing activities	(374,091)	1,388,289

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings	—	(1,115,500)
Premium on debt redemption	—	(61,997)
Debt issuance costs	—	(91)
Proceeds from sale of royalty trust units	22,119	28,985
Noncontrolling interest distributions	(150,440)	(153,002)
Acquisition of ownership interest	(2,730)	—
Stock-based compensation excess tax benefit	14	(4)
Purchase of treasury stock	(8,278)	(31,270)
Repurchase of common stock	(17,542)	—
Dividends paid — preferred	(45,025)	(45,025)
Cash (paid) received on settlement of financing derivative contracts	(44,128)	5,099

Net cash used in financing activities	(246,010)	(1,372,805)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(224,417)	610,491
CASH AND CASH EQUIVALENTS, beginning of year	814,663	309,766

CASH AND CASH EQUIVALENTS, end of period	$590,246	$920,257

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(209,939)	$(248,233)
Cash paid for income taxes	$(543)	$(2,911)
Supplemental Disclosure of Noncash Investing and Financing Activities
Deposit on pending sale	$—	$(255,000)
Change in accrued capital expenditures	$(49,072)	$65,087
Asset retirement costs capitalized	$3,398	$4,145

For further information, please contact:

Duane M. Grubert

EVP — Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors — This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include statements about the Company’s future capital spending, drilling and development plans, estimates of oil and natural gas production, rates of return, derivative transactions, liquidity, debt maturities and operating costs. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A — “Risk Factors” of our amended Annual Report on Form 10-K/A for the year ended December 31, 2013. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas Company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities, saltwater gathering and electrical infrastructure facilities and conduct marketing operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent region of the United States. SandRidge’s internet address is www.sandridgeenergy.com.